Exhibit 99.1

Media & Investor Contact: Joel Abramson 703 682 6301

AES Announces CEO Transition

ARLINGTON, VA, September 6, 2011 – The AES Corporation (NYSE:AES) today announced that President and Chief Executive Officer Paul Hanrahan intends to leave the company November 30, 2011. He will step down from his position effective September 30, 2011, transitioning his management and board responsibilities to the company’s Chief Operating Officer, Andrés Gluski. Mr. Hanrahan, who led AES through a period of extraordinary growth during his nine year tenure as CEO, was the chief architect of AES’ capital structure re-alignment over that same period as well. Over the next 90 days, he will be assisting the company in carrying out an orderly transition.

Mr. Hanrahan, who has been with AES for 24 years said, “I identified Andrés as my successor over three years ago and he has gained valuable experience during that time in his role as AES’ Chief Operating Officer. I am confident that he will be successful in his new role as well; as a long time AES shareholder, I look forward to seeing the company continue to flourish under his guidance.”

Andrés Gluski, 53, has been Executive Vice President and Chief Operating Officer of the Company since 2007 and has spearheaded the turnaround of some of AES’ most significant businesses, as well as its major expansion program in Chile. Andrés is currently Chairman of AES Gener in Chile and Brasiliana in Brazil, is a member of the Board of the Edison Electric Institute and has also held the position of CEO and CFO of some of AES’ largest affiliates since joining the company in the year 2000. Prior to joining AES, Andrés held a number of senior level positions in telecommunications, energy, government and financial services institutions such as Grupo Santander and the International Monetary Fund.

As a longtime member of the AES management team, Mr. Gluski said, “We will fully implement the new strategy of focusing on our core markets and continue to enhance the competitiveness and efficiency of our businesses. I look forward to working with our strong, experienced executive team and building on AES’ unsurpassed strategic footprint in the global power market to help take the company to the next level.”

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AES Board of Directors Chairman Philip Odeen said, “The board of directors is extremely proud and appreciative of everything Paul has done over the past nine years to put the company in the enviable position it is in today, with both liquidity and earnings at historical record highs. We are pleased that Paul has prepared Andrés to serve as such a strong successor and that he will continue to support Andrés during his period of transition. The Board also looks forward to the fresh perspective that Andrés will bring to the company’s strategic direction and are confident that his diverse financial and operating experience over the past twenty years will position AES well, allowing the company to build on its track record of success.”

About AES

The AES Corporation (NYSE: AES) is a Fortune 200 global power company. We provide affordable, sustainable energy to 28 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce of 29,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2010 revenues were $17 billion and we own and manage $41 billion in total assets. To learn more, please visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’ 2010 Annual Report on Form 10-K and the Form 10-Q for the quarter ended June 30, 2011. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2010 Annual Report on Form 10-K dated on or about February 25, 2011 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

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